EXHIBIT 99.1

ConnectOne Bancorp, Inc. Reports Fourth Quarter and Year-End 2019 Results

ENGLEWOOD CLIFFS, N.J., Jan. 23, 2020 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq: CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $20.8 million for the fourth quarter of 2019 compared with $21.7 million for the third quarter of 2019 and $18.7 million for the fourth quarter of 2018.  Diluted earnings per share were $0.59 for the fourth quarter of 2019 compared with $0.61 for in the third quarter of 2019 and $0.58 for in the fourth quarter of 2018.  Full-year 2019 net income was $73.4 million, compared with $60.4 million for the full-year 2018.  Diluted earnings per share for the full-year 2019 was $2.07, compared with $1.86 for the full-year 2018.

Adjusted net income amounted to $21.4 million, or $0.61 per diluted share, for the fourth quarter of 2019; $21.1 million, or $0.60 per diluted share, for the third quarter of 2019; and $19.1 million, or $0.59 per diluted share, for the fourth quarter of 2018.  Adjusted net income excludes $0.6 million, $0.1 million, and $0.7 million in after-tax merger-related expenses for the fourth quarter of 2019, third quarter of 2019 and fourth quarter of 2018, respectively.  In addition, adjusted net income excludes $0.9 million in after-tax FDIC small bank assessment credits for the third quarter 2019.  See supplemental tables for a complete reconciliation of GAAP earnings to adjusted earnings.

Frank Sorrentino, ConnectOne’s Chairman and Chief Executive Officer, stated, “This past year was one of strategic growth and outstanding execution for ConnectOne. We delivered record earnings and achieved strong deposit and loan growth. Credit quality remains solid while we also continue to be one of the most efficient banks in the country. We’re also pleased with the groundwork we're laying for our continued long-term success and recently crossed over the $7 billion mark in total assets. On January 2, 2020, we completed the acquisition of the approximately $1.0 billion Bancorp of New Jersey, Inc.  A financially savvy acquisition, this in-market transaction enhances our desirable franchise and provides attractive in-market growth opportunities. We’re on track to meet, or exceed, all financial metrics disclosed when the transaction was announced and expect to achieve cost savings in excess of the previously announced 60%.”

Mr. Sorrentino added, “We’re very pleased with our fourth quarter results, which reflected continued strong core performance and excellent execution across the organization. We continue to operate with a return on tangible common equity in excess of 15% and a return on assets of approximately 1.40%. New loan originations were $243 million for the quarter, reflecting strong activity in our C&I segment.  The strong originations, however, were largely offset by elevated loan payoffs, especially in our construction portfolio, which served to reduce sequential growth in total loans to only 2.1% annualized, which is well below our historical trend. Our pipeline remains strong and we continue to target a future growth rate in the 7.5%-10.0% range.  On the funding side, we were particularly pleased with a very much improved deposit mix -- average noninterest-bearing demand deposits increased by more than 16% annualized and time deposits fell by a similar percentage -- and our loan to deposit ratio declined to 107%. Our efficiency ratio was 41.8% and tangible book value per share increased by $0.46 during the quarter to $16.06. Tangible book value per share has increased by 11.3% over the past year. Looking ahead, we remain diligently focused on our strategic priorities, which include solid organic growth in loans and deposits, improvements in operating efficiency through use of technology and superior returns on investor capital.  On the M&A front, we are focused on flawless execution on completed transactions and remain opportunistic regarding potential future deals.”

Operating Results

Fully taxable equivalent net interest income for the fourth quarter of 2019 was $47.9 million, a decrease of $1.0 million, or 2.0%, from the third quarter of 2019, resulting primarily from an 8 basis-point contraction of the net interest margin to 3.36% from 3.44%.  Included in net interest income were purchase accounting adjustments of $1.5 million during the fourth quarter of 2019 and $1.6 million during the third quarter of 2019.  Excluding purchase accounting adjustments, the adjusted net interest margin was 3.26% for the fourth quarter of 2019, 7 basis points lower than the adjusted net interest margin of 3.33% for the third quarter of 2019.  The adjusted net interest margin contracted primarily due to lower prepayment and other fees on loans, while the decline in adjusted asset yields was largely offset by a lower cost of deposits and an improved funding mix.

Noninterest income was essentially unchanged at $2.2 million for the fourth quarter of 2019 versus $2.1 million in the third quarter of 2019 and higher than the $1.6 million recorded in the fourth quarter of 2018.  The increases from 2018 were due to the acquisitions of Greater Hudson and BoeFly, higher deposit fees, additional BOLI income and increases in gains on the sale of loans.

Noninterest expenses totaled $22.2 million for fourth quarter of 2019, $20.4 million for the third quarter of 2019 and $18.3 million for the fourth quarter of 2018.  Included in noninterest expenses were merger-related expenses of $0.9 million and $0.2 million, during the fourth quarter of 2019 and third quarter of 2019, respectively.  The third quarter of 2019 included an FDIC assessment credit of $1.3 million.  Excluding merger-related expenses and the effect of the FDIC credit, noninterest expenses decreased $0.2 million when compared to the third quarter of 2019.  The decrease versus the third quarter 2019 was primarily attributable to decreases in marketing and advertising, occupancy and equipment and FDIC insurance expense, offset by increases in compensation expenses related to a larger staff and higher cash and equity-based compensation accruals. The increase versus the year-ago fourth quarter of 2018 was largely due to the aforementioned acquisitions.

Income tax expense was $6.2 million for the fourth quarter of 2019, $6.4 million for the third quarter of 2019 and $3.6 million for the fourth quarter of 2018.  The effective tax rates for the fourth quarter of 2019, third quarter of 2019 and fourth quarter of 2018 were 23.0%, 22.9% and 16.3%, respectively.  The effective tax rate for the full-year 2019 was 21.9%, compared with 15.2% for the full-year 2018.  The increase in 2019 effective tax rates were primarily due an increase in taxable income and the negative impact of recent tax legislation in New Jersey.

Asset Quality

The provision for loan losses was $0.5 million for the fourth quarter of 2019, while the provision for loan losses was $1.1 million for both the third quarter of 2019 and the fourth quarter of 2018. The decrease in the provision for loan losses was primarily attributable to a decrease in net loan growth.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $49.2 million at December 31, 2019, $52.2 million at September 30, 2019 and $51.9 million at December 31, 2018. Included in nonperforming assets were taxi medallion loans totaling $23.4 million at December 31, 2019, $25.8 million at September 30, 2019 and $28.0 million at December 31, 2018.  Nonperforming assets (including taxi medallion loans) as a percentage of total assets were 0.80% at December 31, 2019, 0.85% at September 30, 2019 and 0.95% at December 31, 2018.  Excluding the taxi medallion loans, nonaccrual loans were $25.8 million at December 31, 2019, $25.5 million at September 30, 2019 and $23.8 million at December 31, 2018, representing a ratio of nonaccrual loans (excluding taxi medallion loans) to loans receivable of 0.51%, 0.50% and 0.53%, respectively. The annualized net loan charge-off ratio was 0.08% for the fourth quarter of 2019, 0.07% for the third quarter of 2019 and 0.08% for the fourth quarter of 2018. The allowance for loan losses represented 0.75%, 0.76%, and 0.77% of loans receivable as of December 31, 2019, September 30, 2019 and December 31, 2018, respectively.  The allowance for loan losses as a percentage of nonaccrual loans, excluding taxi medallion loans, was 147.0% as of December 31, 2019, 151.9% as of September 30, 2019 and 146.8% as of December 31, 2018.

Selected Balance Sheet Items

At December 31, 2019, the balance sheet reflected the acquisition of Greater Hudson Bank.  The Company’s total assets were $6.2 billion, an increase of $712 million from December 31, 2018.  Total loans were $5.1 billion, an increase of $606 million from December 31, 2018.  Included in total loans were loans held-for-sale of $33.2 million.  The Company’s stockholders’ equity was $731 million at December 31, 2019, an increase of $117 million from December 31, 2018. The increase in stockholders’ equity was primarily attributable to the acquisition of Greater Hudson Bank, which increased capital by $56 million, as well as an additional $60 million in retained earnings.  As of December 31, 2019, the Company’s tangible common equity ratio and tangible book value per share were 9.37% and $16.06, respectively.  As of December 31, 2018, the tangible common equity ratio and tangible book value per share were 8.77% and $14.42, respectively. Tangible book value per share increased $0.45, or 2.9%, from the third quarter of 2019.  Total goodwill and other intangible assets were approximately $168 million as of December 31, 2019 and $148 million and December 31, 2018.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP/adjusted financial measures including an adjusted net income available to common shareholders. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends.  These non-GAAP measures have inherent limitations and are not required to be uniformly applied and are not audited.  They should not be considered in isolation or as a substitute for an analysis of results reported under GAAP.  These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.  Reconciliations of non-GAAP/adjusted financial measures disclosed in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

Fourth Quarter 2019 Results Conference Call

Management will also host a conference call and audio webcast at 10:00 a.m. ET on January 23, 2020 to review the Company's financial performance and operating results. The conference call dial-in number is 201-689-8471, access code 13697726. Please dial in at least five minutes before the start of the call to register. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the "Investor Relations" link on the Company's website https://www.connectonebank.com or at http://ir.connectonebank.com.

A replay of the conference call will be available beginning at approximately 1:00 p.m. ET on Thursday, January 23, 2020 and ending on Thursday, January 30, 2020 by dialing 412-317-6671, access code 13697726.   An online archive of the webcast will be available following the completion of the conference call at https://www.connectonebank.com or at http://ir.connectonebank.com.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its 37 banking offices located in New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.
Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Thomas Walter, MWWPR
202.600.4532; twalter@mww.com

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(in thousands)

	December 31,	December 31,
	2019	2018
	(unaudited)
ASSETS
Cash and due from banks	$65,717	$39,161
Interest-bearing deposits with banks	135,766	133,205
Cash and cash equivalents	201,483	172,366

Securities available-for-sale	404,701	412,034
Equity securities	11,185	11,460

Loans held-for-sale	33,250	-

Loans receivable	5,113,527	4,541,092
Less: Allowance for loan losses	38,293	34,954
Net loans receivable	5,075,234	4,506,138

Investment in restricted stock, at cost	27,397	31,136
Bank premises and equipment, net	19,236	19,062
Accrued interest receivable	20,949	18,214
Bank owned life insurance	137,961	113,820
Right of use operating lease assets	15,137	-
Goodwill	162,574	145,909
Core deposit intangibles	5,460	1,737
Other assets	59,465	30,216
Total assets	$6,174,032	$5,462,092

LIABILITIES
Deposits:
Noninterest-bearing	$861,728	$768,584
Interest-bearing	3,905,814	3,323,508
Total deposits	4,767,542	4,092,092
Borrowings	500,293	600,001
Operating lease liabilities	16,449	-
Subordinated debentures	128,885	128,556
Other liabilities	29,673	27,516
Total liabilities	5,442,842	4,848,165

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	468,571	412,546
Additional paid-in capital	21,344	15,542
Retained earnings	271,782	211,345
Treasury stock	(29,360)	(16,717)
Accumulated other comprehensive loss	(1,147)	(8,789)
Total stockholders' equity	731,190	613,927
Total liabilities and stockholders' equity	$6,174,032	$5,462,092

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/19	12/31/18	12/31/19	12/31/18
Interest income
Interest and fees on loans	$64,833	$53,306	$255,479	$201,524
Interest and dividends on investment securities:
Taxable	1,700	2,291	9,131	8,482
Tax-exempt	824	899	3,929	3,276
Dividends	409	495	1,778	2,012
Interest on federal funds sold and other short-term investments	242	232	1,167	839
Total interest income	68,008	57,223	271,484	216,133
Interest expense
Deposits	16,272	12,398	65,570	39,936
Borrowings	4,305	4,664	19,595	18,982
Total interest expense	20,577	17,062	85,165	58,918

Net interest income	47,431	40,161	186,319	157,215
Provision for loan losses	500	1,100	8,100	21,100
Net interest income after provision for loan losses	46,931	39,061	178,219	136,115

Noninterest income
Income on bank owned life insurance	914	794	3,484	3,094
Net gains on sales of loans held-for-sale	169	30	512	61
Deposit, loan and other income	1,209	691	4,025	2,584
Net gains (losses) on equity securities	(46)	58	294	(266)
Net losses on sales of securities available-for-sale	-	-	(280)	-
Total noninterest income	2,246	1,573	8,035	5,473

Noninterest expenses
Salaries and employee benefits	12,881	9,988	49,135	39,584
Occupancy and equipment	2,380	2,001	9,712	8,312
FDIC insurance	795	765	2,011	3,115
Professional and consulting	1,428	1,129	5,506	3,568
Marketing and advertising	273	244	1,353	980
Data processing	1,151	1,080	4,503	4,421
Merger expenses	871	936	8,955	1,335
Loss on extinguishment of debt	-	-	1,047	-
Amortization of core deposit intangibles	340	144	1,408	627
Other expenses	2,078	2,037	8,598	8,512
Total noninterest expenses	22,197	18,324	92,228	70,454

Income before income tax expense	26,980	22,310	94,026	71,134
Income tax expense	6,197	3,638	20,631	10,782
Net income	$20,783	$18,672	$73,395	$60,352

Earnings per common share:
Basic	$0.59	$0.58	$2.08	$1.87
Diluted	0.59	0.58	2.07	1.86

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures provided below, is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018

Selected Financial Data	(dollars in thousands)
Total assets	$6,174,032	$6,161,269	$6,109,066	$6,048,976	$5,462,092
Loans receivable:
Commercial	$1,096,224	$1,079,071	$1,018,951	$1,012,930	$925,229
Commercial real estate	1,559,354	1,551,182	1,555,542	1,483,852	1,279,502
Multifamily	1,518,400	1,513,216	1,589,340	1,608,613	1,562,195
Commercial construction	620,969	647,261	602,213	548,039	465,389
Residential	320,019	322,307	326,661	319,214	309,991
Consumer	3,328	2,436	2,041	4,157	2,593
Gross loans	5,118,294	5,115,473	5,094,748	4,976,805	4,544,899
Unearned net origination fees	(4,767)	(5,002)	(4,256)	(4,154)	(3,807)
Loans receivable	5,113,527	5,110,471	5,090,492	4,972,651	4,541,092
Loans held-for-sale	33,250	33,245	-	368	-
Total loans	$5,146,777	$5,143,716	$5,090,492	$4,973,019	$4,541,092

Investment securities	$415,886	$437,080	$453,063	$528,103	$423,494
Goodwill and other intangible assets	168,034	168,374	168,714	162,747	147,646
Deposits:
Noninterest-bearing demand	$861,728	$828,190	$813,635	$833,090	$768,584
Time deposits	1,553,721	1,573,736	1,623,948	1,544,247	1,366,054
Other interest-bearing deposits	2,352,093	2,349,308	2,203,560	2,216,661	1,957,454
Total deposits	$4,767,542	$4,751,234	$4,641,143	$4,593,998	$4,092,092

Borrowings	$500,293	$512,456	$597,317	$603,412	$600,001
Subordinated debentures (net of debt issuance costs)	128,885	128,802	128,720	128,638	128,556
Total stockholders' equity	731,190	720,160	699,224	682,395	613,927

Quarterly Average Balances
Total assets	$6,084,607	$6,059,413	$6,001,669	$5,909,061	$5,261,493
Loans receivable:
Commercial	$1,085,640	$1,040,355	$1,024,617	$1,035,874	$896,032
Commercial real estate (including multifamily)	3,074,889	3,144,978	3,088,231	3,011,692	2,771,239
Commercial construction	642,476	617,106	571,130	524,952	464,556
Residential	318,413	325,188	322,517	335,574	304,954
Consumer	4,165	3,525	3,252	3,397	4,292
Gross loans	5,125,583	5,131,152	5,009,747	4,911,489	4,441,073
Unearned net origination fees	(5,031)	(4,778)	(4,463)	(3,930)	(3,340)
Loans receivable	5,120,552	5,126,374	5,005,284	4,907,559	4,437,733
Loans held-for-sale	33,163	991	225	124	211
Total loans	$5,153,715	$5,127,365	$5,005,509	$4,907,683	$4,437,944

Investment securities	$427,973	$448,618	$513,814	$524,394	$421,316
Goodwill and other intangible assets	168,257	168,598	164,709	162,814	147,741
Deposits:
Noninterest-bearing demand deposits	$844,332	$810,248	$800,856	$824,115	$775,824
Time deposits	1,533,425	1,598,378	1,551,014	1,515,249	1,329,743
Other interest-bearing deposits	2,348,752	2,300,886	2,183,384	2,236,630	1,915,353
Total deposits	$4,726,509	$4,709,512	$4,535,254	$4,575,994	$4,020,920

Borrowings	$452,837	$467,230	$603,260	$486,687	$477,800
Subordinated debentures (net of debt issuance costs)	128,830	128,747	128,666	128,585	128,502
Total stockholders' equity	732,173	714,002	694,978	680,168	606,378

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018

	(dollars in thousands, except for per share data)
Net interest income	$47,431	$48,406	$45,530	$44,952	$40,161
Provision for loan losses	500	2,000	1,100	4,500	1,100
Net interest income after provision for loan losses	46,931	46,406	44,430	40,452	39,061
Noninterest income
Income on bank owned life insurance	914	915	833	822	794
Net gains on sales of loans held-for-sale	169	278	46	19	30
Deposit, loan and other income	1,209	1,116	914	786	691
Net gains (losses) on equity securities	(46)	79	158	103	58
Net (losses) gains on sales of securities available-for-sale	-	(279)	(9)	8	-
Total noninterest income	2,246	2,109	1,942	1,738	1,573
Noninterest expenses
Salaries and employee benefits	12,881	12,449	11,822	11,983	9,988
Occupancy and equipment	2,380	2,480	2,357	2,495	2,001
FDIC insurance	795	(364)	825	755	765
Professional and consulting	1,428	1,499	1,370	1,209	1,129
Marketing and advertising	273	473	397	210	244
Data processing	1,151	1,058	1,139	1,155	1,080
Merger expenses	871	191	331	7,562	936
Loss on extinguishment of debt	-	-	1,047	-	-
Amortization of core deposit intangibles	340	340	364	364	144
Other expenses	2,078	2,253	1,938	2,329	2,037
Total noninterest expenses	22,197	20,379	21,590	28,062	18,324

Income before income tax expense	26,980	28,136	24,782	14,128	22,310
Income tax expense	6,197	6,440	5,501	2,493	3,638
Net income	$20,783	$21,696	$19,281	$11,635	$18,672

Reconciliation of GAAP Earnings to Earnings Excluding the Following Items:
Net income	$20,783	$21,696	$19,281	$11,635	$18,672
Merger expenses (after taxes)	631	134	274	5,597	739
Loss on extinguishment of debt (after taxes)	-	-	732	-	-
FDIC small bank assessment credit (after taxes)	-	(916)	-	-	-
Net losses (gains) on sales of securities available-for-sale (after taxes)	-	195	2	(6)	-
Net (gains) losses on equity securities (after taxes)	32	(53)	(110)	(74)	(40)
Tax benefit on employee share-based awards (ASU 2016-09)	-	-	-	(20)	(223)
Net income-adjusted	$21,446	$21,056	$20,179	$17,132	$19,148

Weighted average diluted shares outstanding	35,245,285	35,262,565	35,397,362	35,309,503	32,378,739

Diluted EPS (GAAP)	$0.59	$0.61	$0.54	$0.33	$0.58
Diluted EPS-adjusted (Non-GAAP) (1)	0.61	0.60	0.57	0.49	0.59

Return on Assets Measures
Net income-adjusted	$21,446	$21,056	$20,179	$17,132	$19,148

Average assets	$6,084,607	$6,059,413	$6,001,669	$5,909,061	$5,261,493
Less: average intangible assets	(168,257)	(168,598)	(164,709)	(162,814)	(147,741)
Average tangible assets	$5,916,350	$5,890,815	$5,836,960	$5,746,247	$5,113,752
Return on avg. assets (GAAP)	1.36%	1.42%	1.29%	0.80%	1.41%
Return on avg. assets-adjusted (non-GAAP) (2)	1.40	1.38	1.35	1.18	1.44

(1) Represents adjusted net income divided by weighted average diluted shares outstanding.
(2) Adjusted net income divided by average assets.

	Three Months Ended
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018

Return on Equity Measures	(dollars in thousands)
Net income-adjusted	$21,446	$21,056	$20,179	$17,132	$19,148

Average common equity	$732,173	$714,002	$694,978	$680,168	$606,378
Less: average intangible assets	(168,257)	(168,598)	(164,709)	(162,814)	(147,741)
Average tangible common equity	$563,916	$545,404	$530,269	$517,354	$458,637

Return on avg. common equity (GAAP)	11.26%	12.06%	11.13%	6.94%	12.22%
Return on avg. common equity-adjusted (non-GAAP) (3)	11.62	11.70	11.65	10.22	12.53
Return on avg. tangible common equity (non-GAAP) (4)	14.79	15.96	14.78	9.33	16.24
Return on avg. tangible common equity-adjusted (non-GAAP) (5)	15.26	15.49	15.46	13.63	16.65

Efficiency Measures
Total noninterest expenses	$22,197	$20,379	$21,590	$28,062	$18,324
Amortization of core deposit intangibles	(340)	(340)	(364)	(364)	(144)
Merger expenses	(871)	(191)	(331)	(7,562)	(936)
FDIC small bank assessment credit	-	1,310	-	-	-
Loss on extinguishment of debt	-	-	(1,047)	-	-
Foreclosed property expense	8	(90)	-	1	(8)
Operating noninterest expense	$20,994	$21,068	$19,848	$20,137	$17,236

Net interest income (tax equivalent basis)	$47,929	$48,918	$46,092	$45,523	$40,678
Noninterest income	2,246	2,109	1,942	1,738	1,573
Net (gains) losses on equity securities	46	(79)	(158)	(103)	(58)
Net losses (gains) on sales of securities available-for-sale	-	279	9	(8)	-
Operating revenue	$50,221	$51,227	$47,885	$47,150	$42,193

Operating efficiency ratio (non-GAAP) (6)	41.8%	41.1%	41.4%	42.7%	40.9%

Net Interest Margin
Average interest-earning assets	$5,663,538	$5,649,058	$5,607,086	$5,522,934	$4,941,425

Net interest income (tax equivalent basis)	$47,929	$48,918	$46,092	$45,523	$40,678
Impact of purchase accounting fair value marks	(1,455)	(1,566)	(1,742)	(1,233)	(148)
Adjusted net interest income (tax equivalent basis)	$46,474	$47,352	$44,350	$44,290	$40,530

Net interest margin (GAAP)	3.36%	3.44%	3.30%	3.34%	3.27%
Adjusted net interest margin (non-GAAP) (7)	3.26	3.33	3.17	3.25	3.25

(3) Adjusted net income divided by average common equity.
(4) Earnings available to common stockholders excluding amortization of intangible assets divided by average tangible common equity.
(5) Adjusted net income excluding amortization of intangible assets divided by average tangible common equity.
(6) Operating noninterest expense divided by operating revenue.
(7) Adjusted net interest margin excludes impact of purchase accounting fair value marks.

	As of
	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
	2019	2019	2019	2019	2018
Capital Ratios and Book Value per Share	(dollars in thousands, except for per share data)
Common equity	$731,190	$720,160	$699,224	$682,395	$613,927
Less: intangible assets	(168,034)	(168,374)	(168,714)	(162,747)	(147,646)
Tangible common equity	$563,156	$551,786	$530,510	$519,648	$466,281

Total assets	$6,174,032	$6,161,269	$6,109,066	$6,048,976	$5,462,092
Less: intangible assets	(168,034)	(168,374)	(168,714)	(162,747)	(147,646)
Tangible assets	$6,005,998	$5,992,895	$5,940,352	$5,886,229	$5,314,446

Common shares outstanding	35,072,066	35,364,845	35,352,806	35,432,468	32,328,542

Common equity ratio (GAAP)	11.84%	11.69%	11.45%	11.28%	11.24%
Tangible common equity ratio (non-GAAP) (8)	9.38	9.21	8.93	8.83	8.77

Regulatory capital ratios (Bancorp):
Leverage ratio	9.54%	9.39%	9.14%	9.12%	9.34%
Common equity Tier 1 risk-based ratio	9.95	9.78	9.65	9.68	9.75
Risk-based Tier 1 capital ratio	10.04	9.87	9.74	9.78	9.86
Risk-based total capital ratio	12.95	12.80	12.72	12.80	13.15

Regulatory capital ratios (Bank):
Leverage ratio	10.80%	10.56%	10.42%	10.43%	10.78%
Common equity Tier 1 risk-based ratio	11.37	10.68	11.12	11.18	11.37
Risk-based Tier 1 capital ratio	11.37	11.23	11.12	11.18	11.37
Risk-based total capital ratio	12.63	11.23	12.40	12.47	12.75

Book value per share (GAAP)	$20.85	$20.36	$19.78	$19.26	$18.99
Tangible book value per share (non-GAAP) (9)	16.06	15.60	15.01	14.67	14.42

Net Loan Charge-Off (Recoveries) Detail
Net loan charge-offs (recoveries) :
Charge-offs	$1,029	$964	$406	$2,676	$920
Recoveries	(22)	(37)	(146)	(80)	(25)
Net loan charge-offs (recoveries)	$1,007	$927	$260	$2,596	$895
Net loan charge-offs (recoveries) as a % of average loans receivable (annualized)	0.08%	0.07%	0.02%	0.21%	0.08%

Asset Quality
Nonaccrual taxi medallion loans	$23,431	$25,802	$26,498	$27,287	$28,043
Nonaccrual loans (excluding taxi medallion loans)	26,050	25,519	23,419	20,393	23,812
Other real estate owned	-	907	-	-	-
Total nonperforming assets	$49,481	$52,228	$49,917	$47,680	$51,855

Performing troubled debt restructurings	$21,410	$19,681	$16,332	$8,191	$11,165

Allowance for loan losses ("ALLL")	$38,293	$38,771	$37,698	$36,858	$34,954

Loans receivable	$5,113,527	$5,110,471	$5,090,492	$4,972,651	$4,541,092
Less: taxi medallion loans	24,977	27,353	28,054	28,911	28,043
Loans receivable (excluding taxi medallion loans)	$5,088,550	$5,083,118	$5,062,438	$4,943,740	$4,513,049

Nonaccrual loans (excluding taxi medallion loans) as a % of loans receivable (excluding taxi medallion loans)	0.51%	0.50%	0.46%	0.41%	0.53%
Nonaccrual loans as a % of loans receivable	0.97	1.00	0.98	0.96	1.14
Nonperforming assets as a % of total assets	0.80	0.85	0.82	0.79	0.95
ALLL as a % of loans receivable	0.75	0.76	0.74	0.74	0.77
ALLL as a % of nonaccrual loans (excluding taxi medallion loans)	147.0	151.9	161.0	180.7	146.8
ALLL as a % of nonaccrual loans	77.4	75.5	75.5	77.3	67.4

(8) Tangible common equity divided by tangible assets.
(9) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	December 31, 2019			September 30, 2019			December 31, 2018
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$423,857	$2,737	2.56%	$445,492	$3,053	2.72%	$433,686	$3,429	3.14%
Total loans (2) (3) (4)	5,153,715	65,118	5.01	5,127,365	67,068	5.19	4,437,944	53,584	4.79
Federal funds sold and interest-
bearing deposits with banks	60,705	242	1.58	50,289	278	2.19	44,163	232	2.08
Restricted investment in bank stock	25,261	409	6.42	25,912	502	7.69	25,632	495	7.66
Total interest-earning assets	5,663,538	68,506	4.80	5,649,058	70,901	4.98	4,941,425	57,740	4.64
Allowance for loan losses	(39,094)			(37,704)			(35,036)
Noninterest-earning assets	460,163			448,059			355,104
Total assets	$6,084,607			$6,059,413			$5,261,493

Interest-bearing liabilities:
Time deposits	$1,533,425	9,573	2.48	$1,598,378	9,934	2.47	$1,329,743	7,062	2.11
Other interest-bearing deposits	2,348,752	6,699	1.13	2,300,886	7,416	1.28	1,915,353	5,336	1.11
Total interest-bearing deposits	3,882,177	16,272	1.66	3,899,264	17,350	1.77	3,245,096	12,398	1.52

Borrowings	452,837	2,431	2.13	467,230	2,754	2.34	477,800	2,783	2.31
Subordinated debentures (5)	128,830	1,839	5.66	128,747	1,843	5.68	128,502	1,843	5.69
Capital lease obligation	2,348	35	5.91	2,393	36	5.97	2,520	38	5.98
Total interest-bearing liabilities	4,466,192	20,577	1.83	4,497,634	21,983	1.94	3,853,918	17,062	1.76

Noninterest-bearing demand deposits	844,332			810,247			775,824
Other liabilities	41,910			37,530			25,373
Total noninterest-bearing liabilities	886,242			847,777			801,197
Stockholders' equity	732,173			714,002			606,378
Total liabilities and stockholders' equity	$6,084,607			$6,059,413			$5,261,493

Net interest income (tax equivalent basis)		47,929			48,918			40,678
Net interest spread (6)			2.97%			3.04%			2.88%

Net interest margin (7)			3.36%			3.44%			3.27%

Tax equivalent adjustment		(498)			(512)			(517)
Net interest income		$47,431			$48,406			$40,161

(1) Average balances are calculated on amortized cost and includes equity securities.
(2) Interest income is presented on a tax equivalent basis using a 21% federal tax rate.
(3) Includes loan fee income.
(4) Loans include loans held-for-sale and nonaccrual loans.
(5) Average balances are net of debt issuance costs of $1,325, $1,407, and $1,652 for the three months ended December 31, 2019, September 30, 2019 abd December 31, 2018, respectively.
Amortization expense related to debt issuance costs included in interest expense was $82, $82 and $82 for the three months ended December 31, 2019, September 30, 2019 and December 31 2018, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.